Exhibit 28


                    Great Western Financial Corporation

Dear Great Western Stockholder:

Please accept our thanks for sending in your GREEN Proxy Card.

To avoid the possibility of the validity of your GREEN Proxy Card being challenged or disqualified for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed new GREEN Proxy Card with the correction indicated below in the self-addressed envelope provided for your convenience. The GREEN Proxy Card will automatically revoke any previous GREEN Proxy Card when it is returned to us.

[Graphic: box]    YOUR PREVIOUS GREEN PROXY WAS UNSIGNED. (If signing as
                  attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

[Graphic: box]    YOUR PREVIOUS GREEN PROXY WAS UNDATED. (Please date, sign
                  and return the new proxy in the enclosed envelope.)

[Graphic: box]    YOUR PREVIOUS GREEN PROXY OMITTED YOUR TITLE OR
                  AUTHORITY. (If signing as attorney, executor, administrator, personal representative of the estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

[Graphic: box]    YOUR PREVIOUS GREEN PROXY, AS SIGNED, DID NOT CONFORM TO
                  THE NAME SHOWN ON THE PROXY. (Please date and sign this
                  GREEN Proxy Card exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity.) If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate their capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.

[Graphic: box]    YOUR PREVIOUS GREEN PROXY, AS MARKED, DID NOT CLEARLY
                  SPECIFY YOUR INSTRUCTIONS. Please sign, date and clearly mark your proxy.

[Graphic: box]    OTHER

                  __________________________________________________________

                  __________________________________________________________

Since time is of the essence, we would greatly appreciate your signing, dating and mailing the enclosed GREEN Proxy Card as soon as possible. Please mail it in the envelope provided for your convenience. Once again, we greatly appreciate your support.

Sincerely,

GREAT WESTERN FINANCIAL CORPORATION